SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	Commission File Number:
December 16, 2003	01-12888

SPORT-HALEY, INC.

(Exact name of Registrant as specified in its charter)

Colorado	84-1111669
(State of incorporation)	(I.R.S. Employer Identification Number)

4600 E. 48th Avenue Denver, Colorado 80216 303/320-8800
(Address of principal executive offices and telephone number)

ITEM 5.  Other Events and Regulation FD Disclosure.

On December 17, 2003, Sport-Haley, Inc. (the “Company”) issued a news release announcing the signing of a memorandum of understanding on December 16, 2003 concerning the settlement of the previously reported putative class action brought by former and current shareholders against Sport-Haley, Inc., and certain officers and directors.  A copy of this press release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

ITEM 7.  EXHIBITS

(c) Exhibits.

Exhibit No.	Description

99.1	News Release dated December 17, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT-HALEY, INC.

Date: December 18, 2003	By:	/s/ Patrick W. Hurley
Patrick W. Hurley, Chief Financial Officer